                                                                    EXHIBIT 23.5

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of and incorporation by reference of our report and to all references to our Firm included in or made a part of this Amkor Technology, Inc. Form 10-K and into the Company's previously Registration Statements on Form S-3 (File Nos. 333-39642 and 333-68032) and Form S-8 filings (File Nos. 333-62891, 333-63430, 333-76254 and 333-86161).

SIANA CARR AND O'CONNOR, LLP

Paoli, PA
March 28, 2002